Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Monday, April 16, 2007
FOR IMMEDIATE RELEASE


Washington Federal Announces 2nd Quarter Earnings


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $33,483,000 or $.38 per diluted share for the quarter ended March 31, 2007, compared to $36,340,000 or $.42 per diluted share for the quarter ended March 31, 2006, a 7.9% decrease in earnings. For the six months ended March 31, 2007 earnings were $66,867,000 or $.76 per diluted share, compared to $72,486,000 or $.83 per diluted share for the six months ended March 31, 2006, a 7.8% decrease in earnings.

The second fiscal quarter produced a return on assets of 1.41%, while return on equity amounted to 10.40% for the quarter. Nonperforming assets totaled $9.2 million or 0.09% of assets as of March 31,2007. Delinquent loans remain near historic lows with only 125 loans of 45,195 in the portfolio more than 30 days past due.

Chief Executive Officer Roy M. Whitehead commented, "Lower earnings over the same quarter last year were the result of higher deposit costs, which have increased by 42% on a comparable basis. Relative to the first fiscal quarter earnings increased slightly, reflecting the nearly complete adjustment of deposit costs to current rates. As noted above, asset quality continues to be quite good. We have experienced no systemic deterioration in either the mortgage or the construction loan portfolio. It's also important to note that the company has virtually no exposure to subprime credit or so-called "exotic mortgages". Higher operating expenses during the period related primarily to acquisition-related costs and higher organic payroll expense".

During the quarter, 250,000 shares of stock were repurchased as part of an ongoing share repurchase program. As of March 31, 2007, Washington Federal had an existing authorization to repurchase up to 3 million additional shares.

On February 13, 2007, Washington Federal completed its acqusition of First Federal Banc of the Southwest, Inc. ("First Federal"). First Federal had $404 million in loans and $383 million in deposits as of the date of acquisition. As a result of the acquisition, Washington Federal added 180 employees and 13 branches, 11 in New Mexico and 2 in El Paso, Texas.

On April 20, 2007, Washington Federal will pay a cash dividend of $.205 per share to common stockholders of record on April 6, 2007. This will be the Company's 97th consecutive quarterly cash dividend.

Washington Federal Savings, with headquarters in Seattle, Washington, has 136 offices in eight western states.



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                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        March 31, 2007     September 30, 2006
                                                                        --------------     ------------------
                                                                        (In thousands, except per share data)

ASSETS
Cash and cash equivalents .........................................         $   209,500          $     45,722
Available-for-sale securities, including mortgage-backed
   securities of $1,154,352........................................           1,365,900             1,451,038
Held-to-maturity securities, including mortgage-backed
   securities of $139,802 .........................................             147,921               184,928
Loans receivable, net .............................................           7,773,994             7,078,443
Interest receivable ...............................................              44,462                42,304
Premises and equipment, net .......................................              75,208                62,159
Real estate held for sale .........................................               5,198                 3,903
FHLB stock ........................................................             133,981               129,453
Intangible assets, net ............................................             108,392                56,259
Other assets ......................................................              13,239                14,811
                                                                            -----------           -----------
                                                                            $ 9,877,795           $ 9,069,020
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts ....................................         $ 5,956,366           $ 5,285,708
   Repurchase agreements with customers ...........................              22,739                26,018
                                                                            -----------           -----------
                                                                              5,979,105             5,311,726
FHLB advances .....................................................           1,670,060             1,500,000
Other borrowings...................................................             800,167               870,000
Advance payments by borrowers for taxes and insurance .............              23,499                29,505
Federal and state income taxes ....................................              46,467                39,667
Accrued expenses and other liabilities ............................              63,667                55,402
                                                                            -----------           -----------
                                                                              8,582,965             7,806,300
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 300,000,000 shares authorized;
   104,661,324 and 104,467,245 shares issued; 87,326,643 and
   87,338,824 shares outstanding ..................................             104,661               104,467
Paid-in capital ...................................................           1,248,691             1,246,025
Accumulated other comprehensive loss, net of taxes ................              (2,433)               (5,975)
Treasury stock, at cost; 17,334,681 and 17,128,421 shares..........            (210,260)             (204,930)
Retained earnings .................................................             154,171               123,133
                                                                            -----------           -----------
                                                                              1,294,830             1,262,720
                                                                            -----------           -----------
                                                                            $ 9,877,795           $ 9,069,020
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share ....................................         $     14.83         $       14.46
Stockholders' equity to total assets ..............................               13.11%                13.92%
Weighted average rates at period end
  Loans and mortgage-backed securities ............................                6.56%                 6.48%
  Investment securities* ..........................................                4.33                  4.10
  Combined loans, mortgage-backed securities
     and investment securities ....................................                6.44                  6.38
  Customer accounts ...............................................                4.24                  4.05
  Borrowings ......................................................                4.49                  4.55
  Combined cost of customer accounts and borrowings ...............                4.31                  4.20
  Interest rate spread ............................................                2.13                  2.18

*Includes municipal bonds at tax equivalent yields and cash equivalents



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 Quarter Ended March 31,        Six Months Ended March 31,

                                                                 -----------------------        --------------------------
                                                                  2007             2006           2007              2006
                                                                --------         --------       ---------        ---------
                                                                           (In thousands, except per share data)

INTEREST INCOME
Loans ......................................................   $ 129,297         $106,274      $ 252,472        $ 208,679
Mortgage-backed securities .................................      18,464           15,725         37,539           30,093
Investment securities and cash equivalents .................       4,241            6,660          7,467           14,449
                                                                --------         --------       --------         --------
                                                                 152,002          128,659        297,478          253,221

INTEREST EXPENSE
Customer accounts ..........................................      59,037           41,459        114,986           80,308
FHLB advances and other borrowings .........................      27,772           21,724         54,910           43,374
                                                                --------         --------       --------         --------
                                                                  86,809           63,183        169,896          123,682
                                                                --------         --------       --------         --------
NET INTEREST INCOME ........................................      65,193           65,476        127,582          129,539
Provision for loan losses ..................................         150               85            200               85
                                                                --------         --------       --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........      65,043           65,391        127,382          129,454

OTHER INCOME
Gain (loss) on securities, net .............................          11                -             11                -
Other ......................................................       3,280            3,404          6,414            6,796
                                                                --------         --------       --------         --------
                                                                   3,291            3,404          6,425            6,796

OTHER EXPENSE
Compensation and fringe benefits ...........................      10,879            9,040         20,414           17,275
Occupancy ..................................................       2,194            2,017          4,153            3,930
Other ......................................................       2,984            2,458          5,441            4,981
                                                                --------         --------       --------         --------
                                                                  16,057           13,515         30,008           26,186
Gain (loss) on real estate acquired through foreclosure, net         (79)               5            157              144
                                                                --------         --------       --------         --------
Income before income taxes .................................      52,198           55,285        103,956          110,208
Income taxes ...............................................      18,715           18,945         37,089           37,722
                                                                --------         --------       --------         --------
NET INCOME .................................................    $ 33,483         $ 36,340       $ 66,867         $ 72,486
                                                                ========         ========       ========         ========

PER SHARE DATA
Basic earnings .............................................    $    .38         $    .42     $      .77         $    .83
Diluted earnings ...........................................         .38              .42            .76              .83
Cash dividends .............................................        .205             .200           .410             .400

Weighted average number of shares outstanding,
   including dilutive stock options ........................  87,571,131       87,363,894     87,608,059       87,378,631

PERFORMANCE RATIOS
Return on average assets ...................................        1.41%            1.73%          1.43%            1.74%
Return on average stockholders' equity .....................       10.40%           12.02%         10.45%           12.05%

Net interest margin ........................................        2.81%            3.18%          2.81%            3.18%



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